UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
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                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 25, 2005
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                               TRIAD GUARANTY INC.
             (Exact name of registrant as specified in its charter)

   DELAWARE                      0-22342                     56-1838519
   --------                      -------                     ----------
State of Other           Commission File Number           I.R.S. Employer
Jurisdiction of                                         Identification Number
Incorporation

                            101 SOUTH STRATFORD ROAD
                       WINSTON-SALEM, NORTH CAROLINA 27104
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (336) 723-1282

                                 Not Applicable
          (Former name or former address, if changed since last report)



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ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF PRINCIPAL OFFICERS.

On April 25, 2005, Triad Guaranty Inc. (the "Company") announced the hiring of Eric B. Dana as Senior Vice President and Chief Financial Officer of the Company and its subsidiaries effective on that date. Mr. Dana will report to Ron Kessinger, Chief Operating Officer. Prior to joining Triad, Mr. Dana served as Chief Financial Officer for The Banker's Bank in Atlanta. Previously, Mr. Dana was with Lighthouse Financial Services and First Union Corporation. For more information, reference is made to the Company's press release dated April 25, 2005, a copy of which is filed as Exhibit 99.1 and is furnished herewith.



On April 27, 2005, the Company announced that Darryl W. Thompson has informed the Board of Directors of his desire to retire as President and Chief Executive Officer of the Company no later than the 2006 Annual Meeting. The Board has not set a timetable to replace Mr. Thompson but will make a decision with respect to his successor as part of its ongoing succession planning process. For more information, reference is made to the Company's press release dated April 27, 2005, a copy of which is attached to this Report as Exhibit 99.2 and is furnished herewith.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

Number   Description

99.1     Press Release dated April 25, 2005

99.2     Press Release dated April 27, 2005



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TRIAD GUARANTY INC.



      Date:  April 27, 2005          By: /s/ Kenneth S. Dwyer
                                         -----------------------
                                         Kenneth S. Dwyer
                                         Vice President and Chief
                                            Accounting Officer